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                                                                    EXHIBIT 99.6

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                                      PROXY
                              GNB BANCSHARES, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 14, 2004

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      The undersigned shareholder of GNB Bancshares, Inc. ("GNB") hereby constitutes and appoints John Davis and Jimmy Jack Biffle, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of GNB which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of GNB to be held at 2:00 p.m., local time, on Tuesday, September 14, 2004, and at any adjournments thereof (the "special meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 of Texas United Bancshares, Inc., both dated August 12, 2004, timely receipt of which are hereby acknowledged.

      THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

      1. Proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of April 29, 2004 by and between Texas United and GNB, which provides for the merger of GNB with and into Texas United as described in the Joint Proxy Statement/Prospectus.

            [ ] For              [ ] Against               [ ] Abstain

      2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement.

            [ ] For              [ ] Against               [ ] Abstain

      3. In their discretion, upon any other matter that may properly come before the special meeting or any postponement or adjournment thereof.

      SHARES OF GNB COMMON STOCK WILL BE VOTED AS SPECIFIED IN THIS PROXY. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE AGREEMENT. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

          IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

      THE BOARD OF DIRECTORS OF GNB UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND "FOR" ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
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      PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

      Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of GNB. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated ________________, 2004


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                                        (Signature of Shareholder)


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                                        (Print Name of Shareholder)


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                                        (Signature of Shareholder)


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                                        (Print Name of Shareholder)